UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2004

SMITH & WESSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 ROOSEVELT AVENUE
SPRINGFIELD, MASSACHUSETTS 01104
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 331-0852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

     This Amendment No. 1 to Form 8-K of Smith & Wesson Holding Corporation (the “Company”) amends the Company’s Form 8-K dated September 20, 2004, originally filed with the Securities and Exchange Commission on September 21, 2004 (the “Original Filing”). The Company is filing this amendment to correct an inadvertent error on slide 17 and the inadvertent omission of slide 27 in Exhibit 99.1 to the Original Filing. No other changes have been made to the Original Filing. This Amendment No. 1 continues to speak as of the date of the Original Filing, and the Registrant has not updated the disclosures contained therein to reflect any events that occurred at a date subsequent to the filing of the Original Filing.

Item 7.01. Regulation FD Disclosure.

     The Company is furnishing this Report on Form 8-K pursuant to Regulation FD in connection with the disclosure of information in the form of the textual information from a slide presentation given on September 20, 2004.

     The information in this Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

     The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit No.
99.1	Smith & Wesson Holding Corporation Presentation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2004	SMITH & WESSON HOLDING CORPORATION

	By:	/s/ Roy Cuny

Roy Cuny
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.
99.1	Smith & Wesson Holding Corporation Presentation

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